As filed with the Securities and Exchange Commission on January 31, 2005

Registration No. 333-122031

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL GARDEN & PET COMPANY*

(Exact Name of Registrant as specified in its charter)

Delaware	5199	68-0275553
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1340 Treat Boulevard, Suite 600

Walnut Creek, California 94597

(925) 948-4000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Glenn W. Novotny

Chief Executive Officer

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(925) 948-4000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES TO:

John F. Seegal

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

(415) 773-5797

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant and the additional registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Information regarding additional registrants is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER	ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
Four Paws Products Ltd.	New York	11-2210716	*

Grant Laboratories, Inc.	California	94-2499748	*

Kaytee Products, Incorporated	Wisconsin	39-0399490	*

Matthews Redwood & Nursery Supply, Inc.	California	94-3534820	*

Pennington Seed, Inc.	Delaware	58-2394553	*

Phaeton Corporation	Florida	59-2490166	*

Seeds West, Inc.	Arizona	86-0811151	*

All-Glass Aquarium Co., Inc.	Wisconsin	39-1144104	*

Oceanic Systems, Inc.	Texas	75-1771403	*

T.F.H. Publications, Inc.	Delaware	22-1918893	*

Wellmark International	California	94-3273583	*

Norcal Pottery Products, Inc.	California	94-2371088	*

Pennington Seed, Inc., of Nebraska	Nebraska	47-0792215	*

Gro Tec, Inc.	Georgia	58-1734869	*

New England Pottery, LLC	Delaware	57-1198837	*

CGP Acquisition I, LLC	Delaware	65-1217772	*

*	The name, address, including zip code, and telephone number of the agent for service of process is Glenn W. Novotny, Central Garden & Pet Company, 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597 (925) 948-4000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2005

PROSPECTUS

$300,000,000

We may offer and sell, from time to time, in one or more offerings, up to $300,000,000 of any combination of the following securities:

• debt securities	• preferred stock

• subsidiary guarantees of debt securities	• debt warrants

• common stock	• equity warrants

We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

Our common stock trades on the Nasdaq National Market under the symbol “CENT.”

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See “ Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

i

CENTRAL GARDEN & PET COMPANY

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the pet and lawn and garden supplies markets. We are one of the largest companies in the fragmented, $7.5 billion U.S. pet supplies industry and in the $50 billion U.S. lawn and garden and related supplies industry. Our pet products include pet bird and small animal food, aquarium products, flea, tick, mosquito and other pest control products, edible bones, cages, carriers, pet books, and other dog, cat, reptile and small animal products. These products are sold under a number of brand names, including Kaytee, All-Glass Aquarium, Oceanic, Kent Marine, Energy Savers Unlimited, Zodiac, Pre-Strike, Altosid, Nylabone, TFH, Four Paws and Interpet. Our lawn and garden products include grass seed, wild bird food, weed and insect control products, decorative outdoor patio products, Christmas products and lighting and ant control products. These products are sold under a number of brand names, including Pennington, Rebel, Lofts, Norcal Pottery, New England Pottery, GKI/Bethlehem Lighting, Lilly Miller, Matthews Four Seasons, AMDRO and Grant’s.

We were incorporated in Delaware in June 1992 and are the successor to a California corporation that was incorporated in 1955. Our executive offices are located at 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597, and our telephone number is (925) 948-4000. Our website is located at www.centralgardenandpet.com. The information on our website is not incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $300,000,000. This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Certain Documents Incorporated By Reference.”

In this prospectus we use the terms “Central,” “we,” “us,” “our,” and “our company” and similar phrases to refer to Central Garden & Pet Company, a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading “Risk Factors” in the applicable supplement to this prospectus before investing in any securities that may be offered.

FORWARD-LOOKING STATEMENTS

Some statements and disclosures in this prospectus, including the documents incorporated by reference, are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,”

“intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, including the documents incorporated by reference. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth or incorporated by reference in this prospectus, including the factors described in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 25, 2004. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. Presently known risk factors include, but are not limited to, the following factors:

•	consolidation trends in the retail industry;

•	dependence on a few customers for a significant portion of each of our businesses;

•	uncertainty of our product innovations and marketing successes;

•	fluctuations in market prices for seeds and grains;

•	competition in our industries;

•	risks associated with our acquisition strategy;

•	adverse weather during the peak gardening season;

•	seasonality and fluctuations in our operating results and cash flow;

•	dependence upon our key executive officers;

•	potential environmental liabilities and product liability claims;

•	pending litigation;

•	costs and risks associated with Section 404 compliance; and

•	potential adverse impact of stock option expensing.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Fiscal Year Ended
September 30, 2000	September 29, 2001	September 28, 2002	September 27, 2003	September 25, 2004
—	—	3.81	3.59	4.36

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes and cumulative effect of accounting change, excluding income and losses associated with equity investees and before fixed charges. Fixed charges consist of interest expense, the portion of rental expense under operating leases deemed by management to be representative of the interest factor and amortization of deferred financing costs. In the fiscal years ended September 30, 2000 and September 29, 2001, our fixed charges exceeded the sum of our earnings and fixed charges by $10.6 million and $9.0 million, respectively.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital or capital expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

THE SECURITIES WE MAY OFFER

Overview

We may offer from time to time under this prospectus various series of debt securities, which may be senior or subordinated, including additional amounts of our outstanding 9 1/8% Senior Subordinated Notes due 2013, or 9 1/8% Notes, shares of our common stock and preferred stock, and warrants to purchase any of such securities with a total value of up to $300,000,000, at prices and on terms to be determined by market conditions at the time of offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement to be attached to the front of this prospectus will describe the specific amounts, prices and other important terms of the securities that we offer. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Certain Documents Incorporated By Reference.” For more details on the terms of the securities, you should also read the exhibits filed with our registration statement, of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities from time to time in one or more distinct series, including senior debt securities, subordinated debt securities and senior subordinated debt securities, including additional amounts of our outstanding 9 1/8% Senior Subordinated Notes due 2013, or 9 1/8% Notes. This section summarizes the material terms of our senior and subordinated debt securities (other than our 9 1/8% Notes) that are common to all series of such debt securities and the material terms of our 9 1/8% Notes. Most of the financial and other terms of any series of debt securities that we offer, including our 9 1/8% Notes, will be described in the prospectus supplement to be attached to the front of this prospectus. The senior and subordinated debt securities (other than our 9 1/8% Notes) will be issued under an indenture between us and a bank or trust company which will be identified in a prospectus supplement, as trustee. Any additional 9 1/8% Notes will be issued under an indenture dated as of January 30, 2003 between us, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee. The indenture for the 9 1/8% Notes, or 9 1/8% Indenture, is, and the indentures for the senior and subordinated debt securities will be, subject to and governed by the Trust Indenture Act of 1939, as amended.

Senior and Subordinated Debt Securities

This section is a summary of the material terms of the indentures for the senior and subordinated debt securities and does not describe every aspect of the debt securities that may be issued under these indentures. We urge you to read the indentures for the senior and subordinated debt securities, because they, and not this description, define your rights as a holder of these debt securities. Some of the definitions are repeated in this section, but for the rest you will need to read the indentures for the senior and subordinated debt securities. We have filed the forms of the indentures for the senior and subordinated debt securities as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” and “Certain Documents Incorporated By Reference” for information on how to obtain copies of the indentures. This section does not include a summary of the material terms of the 9 1/8% Indenture or the 9 1/8% Notes. For a summary of the material terms of the 9 1/8% Indenture and the 9 1/8% Notes, see “—9 1/8% Senior Subordinated Notes due 2013” below.

We can issue an unlimited amount of debt securities under the indentures for the senior and subordinated debt securities. However, certain of our existing or future debt agreements may limit the amount of senior and subordinated debt securities we may issue. We can issue senior and subordinated debt securities from time to time and in one or more series as determined by us. In addition, we can issue senior and subordinated debt securities of any series with terms different from the terms of senior and subordinated debt securities of any other series and the terms of particular senior and subordinated debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of senior and subordinated debt securities. The senior and subordinated debt securities will be unsecured obligations of our company.

Because we may issue both senior debt securities and subordinated debt securities, our references in this section to the debt securities are to each of the senior and subordinated debt securities and our references to the indenture are to each of indentures for the senior and subordinated debt securities, unless the context requires otherwise. In this section, we refer to these senior and subordinated debt securities collectively as the “debt securities” and we refer to the indentures for the senior and subordinated debt securities collectively as the “indentures.”

The applicable prospectus supplement for a series of debt securities we issue will describe, among other things, the following terms of the offered debt securities:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

•	The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•	The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•	The place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Provisions relating to subsidiary guarantees, if any.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•	Whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•	If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•	If the debt securities are not to be issued in book-entry form only and held by DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than U.S. dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

•	The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

•	Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•	Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Any other terms of the debt securities that are consistent with the provisions of the indentures.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the applicable indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the applicable indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the applicable indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	if conversion or exchange will be mandatory or at our option or at the option of the holder;

•	any requirements with respect to the reservation of shares of securities for purposes of conversion;

•	provisions for adjustment of the conversion price or the exchange ratio; and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issued:

•	as registered securities; or

•	if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

•	in global form, see “—Legal Ownership of Securities—Global Securities;” or

•	in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of the trustee described in the debt securities. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Paying and Paying Agents

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the place and time described in the debt securities. You must make arrangements to have your payments picked up at or wired from that place. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars may be made, at the office of our paying agent described in a prospectus supplement (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, Central and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, Central and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date.

•	We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

•	We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

•	We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

•	immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on a debt security;

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

•	adversely affecting any right of repayment at the holder’s option;

•	changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

•	impairing your right to sue for payment or to convert or exchange a security;

•	in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

•	in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indentures or to waive certain defaults;

•	reducing the requirements for quorum or voting with respect to the debt securities;

•	modifying any other aspect of the provisions of the indentures dealing with modification and waiver except to increase the voting requirements;

•	change in any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

•	other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote. The second type of change to the indentures and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “—Senior and Subordinated Debt Securities—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Senior and Subordinated Debt Securities—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Satisfaction and Discharge

The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when

(1) either:

•	all debt securities of that series have been delivered to the trustee for cancellation; or

•	all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year; we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable); and

(2) the following conditions have been satisfied:

•	we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

•	Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “—Senior and Subordinated Debt Securities—Subordination.”

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under “—Senior and Subordinated Debt Securities—Subordination.” In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indentures and the debt securities would no longer apply unless otherwise specified:

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to our Senior Indebtedness (as such term is defined in the subordinated indenture) and equally with all our other unsecured and subordinated debt. See “—Senior and Subordinated Debt Securities—Subordination.”

Subordination

Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

•	We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•	The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under “—Senior and Subordinated Debt Securities—Events of Default.”

In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and Central and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of Senior Indebtedness we are permitted to have, and we may in the future incur additional Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Guarantees

A series of debt securities may be guaranteed by some of our subsidiaries, if those guarantees are provided for in the supplemental indenture relating to that series of debt securities. If guarantees are issued in connection with any debt securities, the terms of those guarantees and the names of our subsidiaries which are providing the guarantees will be identified in the applicable prospectus supplement.

The Trustee

The initial trustee under each indenture will be identified in a prospectus supplement. The trustee will also be the initial paying agent and registrar for the debt securities.

The indentures provide that, except during the continuance of an event of default under the indentures, the trustee under the indentures will perform only such duties as are specifically set forth in the indentures. Under the indentures, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indentures, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indentures will exercise such rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference in the indentures contain limitations on the rights of the trustee under such indentures, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indentures is permitted to engage in other transactions. However, if the trustee under the indentures acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under (1) either of the indentures or, if this does not eliminate the conflict of interest, (2) both the indentures.

9 1/8% Senior Subordinated Notes due 2013

On January 30, 2003, we issued $150,000,000 aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2013, or 9 1/8% Notes, under an indenture dated January 30, 2003, among ourselves, the Guarantors and Wells Fargo Bank, N.A., as trustee. We may issue additional 9 1/8% Notes from time to time under the indenture for the 9 1/8% Notes, or the 9 1/8% Indenture.

This section is a summary of the material terms of the 9 1/8% Indenture, and does not describe every aspect of the 9 1/8% Indenture or the 9 1/8% Notes. We urge you to read the 9 1/8% Indenture, because it, and not this description, define your rights as a holder of the 9 1/8% Notes. Because this is a summary, it does not include all of the information that is included in the 9 1/8% Indenture, including the definitions of some of the terms used below. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the 9 1/8% Indenture. We describe the meaning for only the more important terms. Wherever we refer to particular sections or defined terms, those sections or defined terms are incorporated by reference therein. We have filed the 9 1/8% Indenture as an exhibit to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” and “Certain Documents Incorporated By Reference” for information on how to obtain a copies of the 9 1/8% Indenture. This section does not include a summary of the material terms of the other debt securities we may offer pursuant to this prospectus. For a summary of the material terms of the indentures for the other senior and subordinated debt securities we may offer, see “—Senior and Subordinated Debt Securities” above.

The form and terms of the 9 1/8% Notes offered by this prospectus and the 9 1/8% Notes outstanding as of the date of this prospectus will be identical. The discussion below refers to such additional 9 1/8% Notes that we may issue from time to time pursuant to this prospectus. In this section, references to “Central,” “we,” “us” or “our” and similar phrases refer solely to Central Garden & Pet Company and not its subsidiaries.

The 9 1/8% Notes

The 9 1/8% Notes:

•	will be our general unsecured obligations;

•	will be subordinated in right of payment to all of our existing and future Senior Debt;

•	will be pari passu in right of payment with any of our future senior subordinated indebtedness; and

•	will be unconditionally guaranteed by the Guarantors.

The Guarantees

Subject to certain exceptions described below, the 9 1/8% Notes will be guaranteed by substantially all of our Subsidiaries.

Each guarantee of the 9 1/8% Notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

•	will be pari passu in right of payment with any future senior subordinated indebtedness of the Guarantor.

As of September 25, 2004, Central and the Guarantors had total Senior Debt of approximately $154.0 million, and had approximately $61.9 million of additional availability under the Credit Facilities. As indicated above and as discussed in detail below under the caption “—9 1/8% Senior Subordinated Notes due 2013—Subordination,” payments on the 9 1/8% Notes and under the guarantees of the 9 1/8% Notes will be subordinated to the payment of Senior Debt. The 9 1/8% Indenture permits us and our Subsidiaries to incur additional Senior Debt.

As of the date of this prospectus, substantially all of our Subsidiaries are “Restricted Subsidiaries” and will guarantee the 9 1/8% Notes. However, under the circumstances described below under the subheading “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries and Certain Permitted Investments,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the 9 1/8% Indenture and will not guarantee the 9 1/8% Notes. In addition, the 9 1/8% Indenture permits us to designate Restricted Subsidiaries (including Guarantors) as “Permitted Investments” to the extent permitted under clauses (8) and (9) of the definition of such term, in which case such Restricted Subsidiaries will not be required to be (or required to remain, as the case may be) Guarantors.

Principal, Maturity and Interest

As of the date of this prospectus, we have $150,000,000 aggregate principal amount of 9 1/8% Notes outstanding. We can issue an unlimited amount of additional 9 1/8% Notes under the 9 1/8% Indenture, subject to the covenant described below under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” All 9 1/8% Notes issued under the 9 1/8% Indenture will be treated as a single class for all purposes under the 9 1/8% Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue 9 1/8% Notes in denominations of $1,000 and integral multiples of $1,000. The 9 1/8% Notes will mature on February 1, 2013.

Interest on the 9 1/8% Notes will accrue at the rate of 9 1/8% per annum and will be payable semi-annually in arrears on February 1 and August 1. We will make each interest payment to the Holders that are Holders of record on the immediately preceding January 15 and July 15.

Interest on the 9 1/8% Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder of $1.0 million or more of 9 1/8% Notes has given wire transfer instructions to us, we will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s 9 1/8% Notes in accordance with those instructions. All other payments on the 9 1/8% Notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the Holders of the 9 1/8% Notes, and Central or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange 9 1/8% Notes in accordance with the 9 1/8% Indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 9 1/8% Notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any 9 1/8% Note selected for redemption. Also, we are not required to transfer or exchange any 9 1/8% Note for a period of 15 days before a selection of 9 1/8% Notes to be redeemed.

Subsidiary Guarantees

The Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Central or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the 9 1/8% Indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the 9 1/8% Indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) our Subsidiary, if the sale or other disposition complies with the “Asset Sale” provisions of the 9 1/8% Indenture;

(2) in connection with any sale or other disposition of Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) our Subsidiary, if the Guarantor is no longer our Subsidiary as a result of such sale or disposition and if the sale or disposition does not violate the “Asset Sale” or “Restricted Payments” provisions of the 9 1/8% Indenture; or

(3) if we designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the 9 1/8% Indenture or if we designate a Restricted Subsidiary that is a Guarantor as a Permitted Investment made pursuant to clause (8) or (9) of the definition of “Permitted Investments” in accordance with the applicable provisions of the 9 1/8% Indenture.

See “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders—Asset Sales” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries and Certain Permitted Investments.”

Subordination

The payment of principal, interest and premium and Liquidated Damages, if any, on the 9 1/8% Notes will be subordinated to the prior payment in full of all of our Senior Debt, including Senior Debt incurred after the date of the 9 1/8% Indenture.

In the event of any distribution to our creditors:

(1) in a liquidation or dissolution of our company;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of our assets and liabilities;

the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of 9 1/8% Notes will be entitled to receive any payment with respect to the 9 1/8% Notes (except that Holders of 9 1/8% Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—9 1/8% Senior Subordinated Notes due 2013—Legal Defeasance and Covenant Defeasance”).

We also may not make any payment in respect of the 9 1/8% Notes (except in Permitted Junior Securities or from the trust described under “—9 1/8% Senior Subordinated Notes due 2013—Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee and Central receive a notice of such default (a “Payment Blockage Notice”) from the holders of any Designated Senior Debt (or their representative).

Payments on the 9 1/8% Notes may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the 9 1/8% Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

If the trustee or any Holder of the 9 1/8% Notes receives a payment in respect of the 9 1/8% Notes (except in Permitted Junior Securities or from the trust described under “—9 1/8% Senior Subordinated Notes due 2013—Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or the Holder has actual knowledge that the payment is prohibited the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

We must promptly notify holders of Senior Debt if payment of the 9 1/8% Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Central, Holders of 9 1/8% Notes may recover less ratably than our creditors who are holders of Senior Debt.

The obligations of each Guarantor under its Subsidiary Guarantee will be subordinated to the Senior Debt of that Guarantor on the same terms described above.

Optional Redemption

At any time prior to February 1, 2006, we may on any one or more occasions redeem up to 33% of the aggregate principal amount of 9 1/8% Notes issued under the 9 1/8% Indenture at a redemption price of 109.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1) at least 67% of the aggregate principal amount of 9 1/8% Notes issued under the 9 1/8% Indenture remains outstanding immediately after the occurrence of such redemption (excluding 9 1/8% Notes held by us and our Subsidiaries); and

(2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

Except pursuant to the preceding paragraph, the 9 1/8% Notes will not be redeemable at our option prior to February 1, 2008.

After February 1, 2008, we may redeem all or a part of the 9 1/8% Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the 9 1/8% Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2008	104.563%
2009	103.042%
2010	101.521%
2011 and thereafter	100.000%

Mandatory Redemption

We will not be required to make any mandatory redemption or sinking fund payments with respect to the 9 1/8% Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of 9 1/8% Notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s 9 1/8% Notes pursuant to a Change of Control Offer on the terms set forth in the 9 1/8% Indenture. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of 9 1/8% Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 9 1/8% Notes repurchased, to the date of purchase. Within ten days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 9 1/8% Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the 9 1/8% Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 9 1/8% Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 9 1/8% Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the 9 1/8% Indenture by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all 9 1/8% Notes or portions of 9 1/8% Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 9 1/8% Notes or portions of 9 1/8% Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the 9 1/8% Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 9 1/8% Notes or portions of 9 1/8% Notes being purchased by us.

The paying agent will promptly mail to each Holder of 9 1/8% Notes properly tendered the Change of Control Payment for such 9 1/8% Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 9 1/8% Note equal in principal amount to any unpurchased portion of the 9 1/8% Notes surrendered, if any; provided that each new 9 1/8% Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the purchase price for all of the 9 1/8% Notes that might be tendered by Holders seeking to accept the Change of Control Offer. Our failure to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee and the Holders the rights described under “—9 1/8% Senior Subordinated Notes due 2013—Events of Default and Remedies.”

Our Credit Facilities provide that certain change of control events with respect to us would constitute a default thereunder and prohibit us from consummating a Change of Control Offer. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar provisions. If a Change of Control occurs, we could seek a waiver of any resulting default and, if required, the consent of our lenders to the purchase of 9 1/8% Notes or could attempt to refinance the borrowings that contains such prohibition. If we are not successful in obtaining a waiver of any change of control default and the consent of the lenders or in refinancing such borrowings, such Senior Debt will be in default, and we will remain prohibited from purchasing 9 1/8% Notes. In such case, our failure to purchase tendered 9 1/8% Notes would constitute an Event of Default under the 9 1/8% Indenture, which would, in turn, also constitute a default under the Credit Facilities. In such circumstances, the subordination provisions in the 9 1/8% Indenture would likely restrict payments to the Holders.

Prior to mailing the notice referred to above, but in any event within 90 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite waivers and consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of 9 1/8% Notes required by this covenant. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the 9 1/8% Indenture are applicable, unless a notice of redemption pursuant to the provisions described above under “—9 1/8% Senior Subordinated Notes due 2013—Optional Redemption” has been given prior to the obligation to make the Change of Control Offer. Except as described above with respect to a Change of Control, the 9 1/8% Indenture does not contain provisions that permit the Holders of the 9 1/8% Notes to require that we repurchase or redeem the 9 1/8% Notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 9 1/8% Indenture applicable to a Change of Control Offer made by us and purchases all 9 1/8% Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of us and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of 9 1/8% Notes to require us to repurchase its 9 1/8% Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Central or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the fair market value (including the fair market value of any non-cash assets transferred or liabilities assumed) is determined by our Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on our most recent consolidated balance sheet, of us or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 9 1/8% Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and are (i) subject to a customary novation agreement that releases us or such Restricted Subsidiary from further liability with respect to any such liabilities other than accounts payable or (ii) satisfied in full within 60 days of the Asset Sale;

(b) any securities, 9 1/8% Notes or other obligations received by us or any such Restricted Subsidiary from such transferee in respect of which cash is received by us or such Restricted Subsidiary within 60 days of the Asset Sale, to the extent of the cash received;

(c) in the case of the sale of all of the Equity Interests in any of our Restricted Subsidiaries, or the merger of a Restricted Subsidiary with a Person as a result of which Central and our Restricted Subsidiaries do not own any of the Equity Interests in the surviving entity of such merger, any liabilities of the Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 9 1/8% Notes or any Subsidiary Guarantee) for which the Restricted Subsidiary or surviving entity remains liable after the Asset Sale;

(d) cash held in escrow as security for any purchase price settlement, for damages in respect of a breach of representations and warranties or covenants or for payment of other contingent obligations in connection with the Asset Sale; and

(e) up to $25 million of non-cash consideration received from any person other than an Affiliate of us outstanding (not converted to cash) at any time.

Notwithstanding the immediately preceding paragraph, Central and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph if:

(1) Central or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of, as evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the trustee, and

(2) at least 75% of the consideration for such Asset Sale constitutes cash or assets that are not classified as current assets under GAAP and are used or useful in a Permitted Business;

provided that any cash received by us or any of our Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds (to the extent not excluded from the definition of “Net Proceeds”) subject to the provisions of the three succeeding paragraphs.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Central or the Restricted Subsidiary may apply those Net Proceeds at its option to any one or more of the following:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make capital expenditures; or

(4) to acquire other assets that are not classified as current assets under GAAP and are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Central or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the 9 1/8% Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, we will make an Asset Sale Offer to all Holders of 9 1/8% Notes and all holders of other Indebtedness that is pari passu with the 9 1/8% Notes containing provisions similar to those set forth in the 9 1/8% Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of 9 1/8% Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any

Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the 9 1/8% Indenture. If the aggregate principal amount of 9 1/8% Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the 9 1/8% Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based upon the aggregate principal amount of each that was properly tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Our Credit Facilities require the consent of the lenders to most asset sales and prohibit the retirement of the 9 1/8% Notes and other indebtedness that ranks junior to such Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar provisions or may require prepayment of such Senior Debt with all or a portion of the proceeds of such asset sales. In such case, it is likely that we would apply the net proceeds to retire Senior Debt or, to the extent permitted under such agreements, acquire assets for use in a Permitted Business.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of 9 1/8% Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the 9 1/8% Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the 9 1/8% Indenture by virtue of such conflict.

Selection and Notice

If less than all of the 9 1/8% Notes are to be redeemed at any time, the trustee will select 9 1/8% Notes for redemption as follows:

(1) if the 9 1/8% Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 9 1/8% Notes are listed; or

(2) if the 9 1/8% Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

In the event of a redemption pursuant to the provisions described above under “—9 1/8% Senior Subordinated Notes due 2013—Optional Redemption,” notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of 9 1/8% Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 9 1/8% Notes or a satisfaction and discharge of the 9 1/8% Indenture. Notices of redemption may not be conditional.

If any 9 1/8% Note is to be redeemed in part only, the notice of redemption that relates to that 9 1/8% Note will state the portion of the principal amount of that 9 1/8% Note that is to be redeemed. A new 9 1/8% Note in principal amount equal to the unredeemed portion of the original 9 1/8% Note will be issued in the name of the Holder of 9 1/8% Notes upon cancellation of the original 9 1/8% Note. No 9 1/8% Notes can be redeemed in part if less than $1,000 would remain outstanding.

Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 9 1/8% Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Central’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries) or to the direct or indirect holders of Central’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us or to us or a Restricted Subsidiary of ours);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us) any Equity Interests of Central;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the 9 1/8% Notes or the Subsidiary Guarantees (excluding intercompany Indebtedness between or among us and our Restricted Subsidiaries), except a payment of interest (including any amount comparable to Liquidated Damages) or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—9 1/8% Senior Subordinated Notes due 2013—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the 9 1/8% Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of our Consolidated Net Income for the period (taken as one accounting period) from the first day of our second fiscal quarter of fiscal year 2003 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by us since the date of the 9 1/8% Indenture as a contribution to our common equity capital or from the issue or sale of Equity Interests of Central (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Central that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of ours), plus

(c) in the event we issue Equity Interests of Central in consideration for an acquisition by us or any of our Restricted Subsidiaries of a Person that becomes a Wholly-Owned Restricted Subsidiary of ours as a result of such acquisition or of assets that are acquired by us or a Wholly-Owned Restricted Subsidiary of ours, an amount equal to 75% of the Equity Market Value of the Equity Interests of Central so issued as of the closing of the acquisition; plus

(d) in the event any return of capital is realized in respect of any Restricted Investment that was made after the date of the 9 1/8% Indenture, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less any direct, out-of-pocket cost of disposition, if any) and (ii) the initial amount of such Restricted Investment less any amounts previously realized under clause (i) with respect to such Restricted Investment; plus

(e) to the extent that any Subsidiary that was designated as an Unrestricted Subsidiary after the date of the 9 1/8% Indenture is redesignated as a Restricted Subsidiary, the lesser of (i) the amount of the Investment in the Subsidiary treated as a Restricted Payment at and since the time that the Subsidiary was designated as an Unrestricted Subsidiary, as determined by the last paragraph of this covenant and (ii) the fair market value of the Investment in the Subsidiary as of the date that it is redesignated as a Restricted Subsidiary; plus

(f) $10.0 million.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the 9 1/8% Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Central or any Guarantor or of any Equity Interests of Central in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ours) of, Equity Interests of Central (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Central or any Guarantor in exchange for, or out of the net cash proceeds received from, the substantially concurrent sale of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of ours to the holders of its Equity Interests on a pro rata basis and the redemption, purchase, cancellation or other retirement of Equity Interests in a Restricted Subsidiary;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Central or any Restricted Subsidiary of ours held by any member of our (or any of our Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement, stockholders agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period and $10.0 million in the aggregate;

(6) the repurchase of Equity Interests of Central or any Restricted Subsidiary of ours deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the purchase price thereof; and

(7) Restricted Payments in an aggregate amount not to exceed $10.0 million.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by our Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than three business days after the date of making any Restricted Payment, we will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the 9 1/8% Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and we will not issue Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that we may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and our Restricted Subsidiaries that are Guarantors or Foreign Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by us and any of our Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) not to exceed the greater of (x) $225.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by us or any of our Subsidiaries since the date of the 9 1/8% Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of the Holders—Asset Sales” or (y) the amount of the Borrowing Base as of the date of such incurrence;

(2) the incurrence by us and our Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by us and the Guarantors of Indebtedness represented by the 9 1/8% Notes and the related Subsidiary Guarantees to be issued on the date of the 9 1/8% Indenture and the exchange 9 1/8% Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the 9 1/8% Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (9) of this paragraph;

(5) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Subsidiaries; provided, however, that:

(a) if we or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the 9 1/8% Notes, in the case of us, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or a Restricted Subsidiary of ours and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Central or a Restricted Subsidiary of Central; will be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations with respect to any Indebtedness that is permitted by the terms of the 9 1/8% Indenture to be outstanding;

(7) the guarantee by us or any of our Restricted Subsidiaries of Indebtedness of Central or a Restricted Subsidiary of ours that was permitted to be incurred by another provision of this covenant;

(8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in our Fixed Charges as accrued; and

(9) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $50.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Facilities outstanding on the date on which 9 1/8% Notes are first issued and authenticated under the 9 1/8% Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

No Layering of Debt

We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of our Senior Debt and senior in any respect in right of payment to the 9 1/8% Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee; provided, however, that notwithstanding the foregoing, no Indebtedness of Central or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Central or such Guarantor solely by virtue of being unsecured.

Liens

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness for money borrowed on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the 9 1/8% Indenture and the 9 1/8% Notes are secured on an equal and ratable basis with the Indebtedness so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to us or any of our Restricted Subsidiaries;

(2) make loans or advances to us or any of our Restricted Subsidiaries; or

(3) transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Facilities as in effect on the date of the 9 1/8% Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the 9 1/8% Indenture;

(2) the 9 1/8% Indenture, the 9 1/8% Notes and the Subsidiary Guarantees;

(3) applicable law;

(4) any instrument or agreement of a Restricted Subsidiary acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument or agreement was entered into or amended or modified to add or increase such encumbrance or restriction in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to us or any Restricted Subsidiary, or the properties or assets of us or any Restricted Subsidiary, other than the Restricted Subsidiary, or the property or assets of the Restricted Subsidiary, so acquired; provided that, in the case of instruments or agreements governing Acquired Debt, such Acquired Debt would be permitted by the terms of the 9 1/8% Indenture to be incurred upon consummation of the acquisition;

(5) any instrument or agreement of a Restricted Subsidiary that has been designated as a Permitted Investment made under clause (8) or (9) of the definition of “Permitted Investments” in accordance with the applicable provisions of the 9 1/8% Indenture which encumbrance or restriction is not applicable to us or any Restricted Subsidiary, or the properties or assets of us or any Restricted Subsidiary, other than the Restricted Subsidiary, or the property or assets of the Restricted Subsidiary, so designated;

(6) non-assignment and sub-letting provisions in leases, licenses and other agreements that are customary for such agreements and are entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary or assets of us or a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or transfers of such assets pending such sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements that have been approved by our Board of Directors; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of us and our Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) we are the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the 9 1/8% Notes, the 9 1/8% Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) we or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among us and any of our Restricted Subsidiaries that are Guarantors, or to a merger between us and any Restricted Subsidiary that is a Guarantor.

Transactions with Affiliates

We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of our properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of us (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

(2) we deliver to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to us of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or consulting agreement entered into by us or any of our Restricted Subsidiaries in the ordinary course of business of us or such Restricted Subsidiary;

(2) transactions between or among us and/or our Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of us solely because we own, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable fees and compensation to, and indemnity provided on behalf of, directors and officers of us or of any Restricted Subsidiary;

(5) sales of our Equity Interests (other than Disqualified Stock) to our Affiliates; and

(6) Restricted Payments that are permitted by the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Restricted Payments” other than Restricted Payments that are permitted by reason of clause (4) of the second paragraph of such covenant.

Business Activities

We will not, and will not permit any of our Restricted Subsidiaries to, engage in any business activities other than in a Permitted Business.

Additional Subsidiary Guarantees

If, after the date of the 9 1/8% Indenture, Central or any of its Restricted Subsidiaries:

(1) acquires or creates a Domestic Subsidiary that at any time has total assets of more than $1,000,000 as reflected on such Domestic Subsidiary’s most recent balance sheet as of the date of determination or Consolidated Cash Flow for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination of more than $500,000;

(2) has a Foreign Subsidiary that guarantees any Indebtedness of Central or any of its Restricted Subsidiaries (except Foreign Subsidiaries) other than the 9 1/8% Notes; or

(3) has a Domestic Subsidiary, including any Domestic Subsidiaries that are not Guarantors on the date of the 9 1/8% Indenture due to the fact that such Domestic Subsidiary does not meet either of the thresholds set forth in clause (1) above, that at any time exceeds either of the thresholds set forth in clause (1) above, then that Foreign Subsidiary or Domestic Subsidiary will become a Guarantor and execute a Subsidiary Guarantee and deliver an opinion of counsel satisfactory to the trustee regarding the authorization and enforceability of such Subsidiary Guarantee within 30 days of the date on which it was acquired, created or otherwise becomes subject to this covenant; provided that any Restricted Subsidiary designated as a Permitted Investment made under clause (8) or (9) of the definition of “Permitted Investments” in accordance with the applicable provisions of the 9 1/8% Indenture will not be required to become a Guarantor unless it guarantees other Indebtedness of Central or a Restricted Subsidiary of ours (other than a Foreign Subsidiary guaranteeing the Indebtedness of another Foreign Subsidiary).

Designation of Restricted and Unrestricted Subsidiaries and Certain Permitted Investments

Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary or to be a Permitted Investment made under clause (8) or (9) of the definition of “Permitted Investments,” if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary to be designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Restricted Payments” or, if applicable, the amount available for Permitted Investments under clause (8) or (9) of the definition of “Permitted Investments,” as determined by us. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as a Permitted Investment under clause (8) and/or (9) of the definition of “Permitted Investments,” the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary to be designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available under clause (8) and/or (9) of the definition of “Permitted Investments.” Such designation will only be permitted if the Investment would be permitted by clause (8) or (9) of the definition of “Permitted Investments” at that time. Any designation of a Restricted Subsidiary as a Permitted Investment made under clause (8) or (9) of the definition of “Permitted Investments” will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation was permitted by this covenant. Upon a Restricted

Subsidiary’s designation as an Unrestricted Subsidiary or a Permitted Investment in accordance with this covenant, it will cease to be a Guarantor and its Subsidiary Guarantee will be released. Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. Upon any such redesignation or other designation as a Restricted Subsidiary, such Subsidiary (unless designated as a Permitted Investment made under clause (8) or (9) of the definition of “Permitted Investments”) will become a Guarantor and execute a Subsidiary Guarantee as and to the extent required under “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Additional Subsidiary Guarantees.” Fair market value for purposes of this covenant will be determined by our Board of Directors as specified in the last paragraph of the covenant described under “—9 1/8% Senior Subordinated Notes due 2013—Restricted Payments.”

Payments for Consent

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of 9 1/8% Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 9 1/8% Indenture or the 9 1/8% Notes unless such consideration is offered to be paid and is paid to all Holders of the 9 1/8% Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any 9 1/8% Notes are outstanding, we will furnish to the Holders of 9 1/8% Notes, within the time periods specified in the Commission’s rules and regulations (together with any extensions granted by the Commission):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, we will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods specified in the Commission’s rules and regulations (together with any extensions granted by the Commission) and make such information available to securities analysts and prospective investors upon request. In addition, Central and the Guarantors have agreed that, for so long as any 9 1/8% Notes (other than Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the 9 1/8% Notes, whether or not prohibited by the subordination provisions of the 9 1/8% Indenture;

(2) default in payment when due of the principal of, or premium, if any, on the 9 1/8% Notes, whether or not prohibited by the subordination provisions of the 9 1/8% Indenture;

(3) failure by Central or any of its Subsidiaries to comply with the provisions described under the captions “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders—Change of Control,” “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders—Asset Sales,” or “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by Central or any of its Subsidiaries to comply with the provisions described under the captions “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Restricted Payments” or “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and such failure continues for 30 days;

(5) failure by Central or any of its Subsidiaries for 60 days after notice by the trustee or Holders of at least 25% in principal amount of the then outstanding 9 1/8% Notes to comply with any of the other agreements in the 9 1/8% Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the 9 1/8% Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7) failure by Central or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million (to the extent not insured), which judgments are not paid, discharged or stayed by court order or by agreement of the parties for a period of 60 days;

(8) except as permitted by the 9 1/8% Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9) certain events of bankruptcy or insolvency described in the 9 1/8% Indenture with respect to us, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from an event of bankruptcy or insolvency described in clause (9) above, all outstanding 9 1/8% Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding 9 1/8% Notes may declare all the 9 1/8% Notes to be due and payable immediately.

Holders of the 9 1/8% Notes may not enforce the 9 1/8% Indenture or the 9 1/8% Notes except as provided in the 9 1/8% Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 9 1/8% Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the 9 1/8% Notes notice of any continuing Default or Event of Default if it determines that withholding 9 1/8% Notes is in their interest, except a Default or Event of Default relating to the payment of principal (including redemption or purchase price) or interest or Liquidated Damages.

The Holders of a majority in aggregate principal amount of the 9 1/8% Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the 9 1/8% Notes waive any existing Default or Event of Default and its consequences under the 9 1/8% Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal (including redemption or purchase price) of, the 9 1/8% Notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of us with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the 9 1/8% Notes pursuant to the optional redemption provisions of the 9 1/8% Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the 9 1/8% Notes. If an Event of Default occurs prior to February 1, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of us with the intention of avoiding the prohibition on redemption of the 9 1/8% Notes prior to February 1, 2008, then the premium specified in the 9 1/8% Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the 9 1/8% Notes.

At any time after a declaration of acceleration under the 9 1/8% Indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in aggregate principal amount of the outstanding 9 1/8% Notes, by written notice to us and the trustee, may rescind such declaration and its consequences if: (i) we have paid or deposited with the trustee a sum sufficient to pay (A) all overdue interest on all 9 1/8% Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding 9 1/8% Notes that has become due, other than by such declaration of acceleration, and interest thereon at the rate borne by the 9 1/8% Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the 9 1/8% Notes, and (D) all sums paid or advanced by the trustee under the 9 1/8% Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on), or interest on, the 9 1/8% Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

We are required to deliver to the trustee annually a statement regarding compliance with the 9 1/8% Indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of us or any Guarantor, as such, will have any liability for any obligations of us or the Guarantors under the 9 1/8% Notes, the 9 1/8% Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 9 1/8% Notes by accepting a 9 1/8% Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 9 1/8% Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding 9 1/8% Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding 9 1/8% Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such 9 1/8% Notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the 9 1/8% Notes concerning issuing temporary 9 1/8% Notes, registration of 9 1/8% Notes, mutilated, destroyed, lost or stolen 9 1/8% Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Central’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 9 1/8% Indenture.

In addition, we may, at our option and at any time, elect to have the obligations of us and the Guarantors released with respect to certain covenants (including our obligation to make Change of Control Offers and Asset Sale Offers) that are described in the 9 1/8% Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 9 1/8% Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—9 1/8% Senior Subordinated Notes due 2013—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 9 1/8% Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the 9 1/8% Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium and Liquidated Damages, if any, on the outstanding 9 1/8% Notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the 9 1/8% Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the 9 1/8% Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding 9 1/8% Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding 9 1/8% Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 9 1/8% Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the Holders of 9 1/8% Notes over the other creditors of us with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the 9 1/8% Indenture and the 9 1/8% Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 9 1/8% Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 9 1/8% Notes), and any existing default or compliance with any provision of the 9 1/8% Indenture or the 9 1/8% Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 9 1/8% Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 9 1/8% Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any 9 1/8% Notes held by a non-consenting Holder):

(1) reduce the principal amount of 9 1/8% Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any 9 1/8% Note or alter the provisions with respect to the redemption of the 9 1/8% Notes (other than provisions relating to the covenants described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any 9 1/8% Note;

(4) waive a Default or Event of Default in the payment of principal (including redemption or purchase price) of, or interest or premium, or Liquidated Damages, if any, on the 9 1/8% Notes (except a rescission of acceleration of the 9 1/8% Notes by the Holders of at least a majority in aggregate principal amount of the 9 1/8% Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any 9 1/8% Note payable in money other than that stated in the 9 1/8% Notes;

(6) make any change in the provisions of the 9 1/8% Indenture relating to waivers of past Defaults or the rights of Holders of 9 1/8% Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the 9 1/8% Notes;

(7) waive a redemption payment with respect to any 9 1/8% Note (other than a payment required by one of the covenants described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the 9 1/8% Indenture, except in accordance with the terms of the 9 1/8% Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the 9 1/8% Indenture relating to subordination that adversely affects the rights of the Holders of the 9 1/8% Notes will require the consent of the Holders of at least 75% in aggregate principal amount of 9 1/8% Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of 9 1/8% Notes, Central, the Guarantors and the trustee may amend or supplement the 9 1/8% Indenture or the 9 1/8% Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated 9 1/8% Notes in addition to or in place of certificated 9 1/8% Notes;

(3) to provide for the assumption of our obligations to Holders of 9 1/8% Notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4) to provide for additional Subsidiary Guarantees or to limit or eliminate our ability to obtain the release of a Guarantor or a Subsidiary Guarantee;

(5) to make any change that would provide any additional rights or benefits to the Holders of 9 1/8% Notes or that does not adversely affect the legal rights under the 9 1/8% Indenture of any such Holder; or

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the 9 1/8% Indenture under the Trust Indenture Act.

Satisfaction and Discharge

The 9 1/8% Indenture will be discharged and will cease to be of further effect as to all 9 1/8% Notes issued thereunder, when:

(1) either:

(a) all 9 1/8% Notes that have been authenticated, except lost, stolen or destroyed 9 1/8% Notes that have been replaced or paid and 9 1/8% Notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b) all 9 1/8% Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Central or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 9 1/8% Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Guarantor is a party or by which we or any Guarantor is bound;

(3) Central or any Guarantor has paid or caused to be paid all sums payable by it under the 9 1/8% Indenture; and

(4) we have delivered irrevocable instructions to the trustee under the 9 1/8% Indenture to apply the deposited money toward the payment of the 9 1/8% Notes at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Central or any Guarantor, the 9 1/8% Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding 9 1/8% Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The 9 1/8% Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the 9 1/8% Indenture at the request of any Holder of 9 1/8% Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the 9 1/8% Indenture. Reference is made to the 9 1/8% Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of us and our Subsidiaries taken as a whole will be governed by the provisions of the 9 1/8% Indenture described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of our Restricted Subsidiaries or the sale of Equity Interests in any of our Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

(2) a transfer of assets between or among us and our Restricted Subsidiaries,

(3) an issuance of Equity Interests by a Subsidiary to us or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition, without the sale or other disposition of other types of assets as part of the same transaction, of cash or Cash Equivalents or Government Securities; and

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Restricted Payments.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership or limited liability company, the Board of Directors of the general partner of the partnership or managing member of the limited liability company; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the face amount of all accounts receivable owned by us and our Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2) 50% of the book value of all inventory owned by us and our Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to our liquidation or dissolution;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus (without duplication):

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; and

(5) if applicable to such calculation, “other charges and unusual items” for the fiscal year ended September 28, 2002 or any fiscal quarter or quarters thereof, set forth in note (3) under the caption “Selected Historical Financial Data,” in our Registration Statement on Form S-4 (Registration No. 333-103835), as amended, to the extent that such “other charges and unusual items” were deducted in computing such Consolidated Net Income;

minus non-cash items increasing such Consolidated Net Income for such period, other than any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period or the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits, depreciation and amortization and other non-cash expenses, and net adjustment to Consolidated Cash Flow of a Restricted

Subsidiary of Central will be added to Consolidated Net Income to compute Consolidated Cash Flow of Central only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to us by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who:

(1) was a member of such Board of Directors on the date of the 9 1/8% Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Subordinated Notes” means the 6% Convertible Subordinated Notes due 2003 of Central that were redeemed on February 14, 2003.

“Credit Agreement” means that certain Credit Agreement, dated as of May 14, 2003, as amended to date, by and among Central and Canadian Imperial Bank of Commerce, as administrative agent for the financial institutions listed therein as Lenders, including any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, and in each case, as amended, restated, modified, refunded, replaced, or refinanced in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including without limitation the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, amended and restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) after payment in full of all Obligations under the Credit Agreement, or upon the consent of the lenders thereunder, any other Senior Debt permitted under the 9 1/8% Indenture the outstanding principal amount of which is or may be $15.0 million or more and that has been designated by us as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 9 1/8% Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of ours that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Central.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Market Value” means with respect to Equity Interests of Central:

(1) if the Equity Interests are registered under the Exchange Act and listed on a national securities exchange or the Nasdaq National Market, the closing price of the Equity Interests on the date of determination (or if the date of determination is not a business day, the first business day after the date of determination) on the principal national securities exchange or automated quotation system on which the Equity Interests are traded; or

(2) if clause (1) is not applicable because such Equity Interests are not so registered and listed or if there is no trading in the Equity Interests on the applicable day, the fair market value as determined by our Board of Directors which shall be evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee and shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million.

“Existing Indebtedness” means Indebtedness of us and our Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of the 9 1/8% Indenture in an aggregate amount not to exceed $25.0 million, until such amounts are repaid.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with clause (2) below, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) any pro forma calculation under clause (1) shall be set forth in an officers’ certificate of Central delivered to the trustee, which calculation may include (a) any adjustments that would satisfy the requirements of Regulation S-X under the Securities Act and (b) any other operating expense reductions we reasonably expects to result from the acquisition transaction, if such expected reductions are (i) set forth in reasonable detail in a plan approved by or resolutions of the Board of Directors, and (ii) limited to operating expenses specified in such plan or resolutions (and, if any such reductions are set forth as a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses associated with such transaction) reasonably expected to be incurred to implement such plan or to obtain goods or services (including without limitation personnel, occupancy and transportation expenses) in replacement of goods and services that are being curtailed or eliminated to effect such expected reductions and that are to be paid in cash during such twelve-month period.

(3) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense during such period on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends paid or accrued during such period, whether or not in cash, on any Disqualified Stock of such Person or any preferred stock of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests (other than Disqualified Stock) of Central or to us or a Restricted Subsidiary of ours, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined marginal federal, state and local income tax rate of such Person (taking into account the deductibility of state and local taxes for federal income tax purposes), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1) Four Paws Products Ltd., Grant Laboratories, Inc., Kaytee Products, Incorporated, Matthews Redwood & Nursery Supply, Inc., Pennington Seed, Inc., Phaeton Corporation (dba Unicorn Labs), Seeds West, Inc., All-Glass Aquarium Co., Inc., Oceanic Systems, Inc., T.F.H. Publications, Inc., Wellmark International, Norcal Pottery Products, Inc., Pennington Seed Inc. of Nebraska, Gro Tec, Inc., New England Pottery, LLC and CGP Acquisition I, LLC; and

(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the 9 1/8% Indenture;

which Subsidiary Guarantee has not been released, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3) the lesser of the Indebtedness and the fair market value of the collateral asset, in the case of any Indebtedness of others secured by a Lien on any asset of the specified Person; and

(4) the lesser of the primary Indebtedness and any stated limit on recourse under the Guarantee, in the case of Indebtedness of others secured by a Guarantee of the specified Person.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any Subsidiary of ours sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ours such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ours, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of our Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Restricted Payments.” The acquisition by us or any of our Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by us or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Restricted Payments,” if the acquired Person becomes a Restricted Subsidiary as a result of such acquisition and such third Person does not become a Restricted Subsidiary as a result of such acquisition.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset.

“Moody’s” means Moody’s Investors Service and any successor thereto.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain (but not loss other than any loss incurred in connection with the redemption of the Convertible Subordinated Notes), together with any related provision for taxes on such extraordinary gain (but not any such loss);

(3) the cumulative effect of a change in accounting principles; and

(4) any non-cash impairment loss determined in accordance with GAAP related to the carrying value of goodwill of us or our Restricted Subsidiaries reflected in our consolidated financial statements.

“Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and financial advisory and investment banking or finders’ fees, and sales commissions, and any relocation, severance or separation expenses incurred as a result of the Asset Sale, and costs of environmental investigation and remediation associated with the properties or assets conducted in connection with the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, and amounts required to be expended from any reserve established in accordance with GAAP in connection with such Asset Sale, including for pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (d) amounts required to be paid to any Person (other than us or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of us or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of us or any of our Restricted Subsidiaries (other than Equity Interests in an Unrestricted Subsidiary).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business in which Central and its Restricted Subsidiaries were engaged on the date of the 9 1/8% Indenture, any other business in the garden products industry or the pet products industry, and any business determined in good faith by our Board of Directors to be reasonably related or complementary thereto.

“Permitted Holder” means (i) William E. Brown, (ii) the spouse or lineal descendants of William E. Brown or (iii) any corporation, limited liability company, partnership, trust or other entity, the controlling equity interests in which are held by or for the benefit of William E. Brown and/or his spouse or lineal descendants.

“Permitted Investments” means:

(1) any Investment in us or in a Restricted Subsidiary of ours that (except for Foreign Subsidiaries) is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by us or any Subsidiary of ours in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of ours; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Restricted Subsidiary of ours;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—9 1/8% Senior Subordinated Notes due 2013—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

(6) any Investments received in compromise of obligations or liabilities, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of the obligor or the Person subject to the liability so compromised or upon foreclosure on any secured Investment;

(7) Hedging Obligations;

(8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of the 9 1/8% Indenture not to exceed in original amount at any time outstanding 10% of the book value of our tangible assets as of the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of any such Investment;

(9) only in the event that amounts available for Permitted Investments under the preceding clause (8) have been fully utilized and in addition to any amounts utilized under such clause, other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of the 9 1/8% Indenture not to exceed in original amount at any time outstanding 10% of the book value of our tangible assets as of the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Investment if:

(a) after giving pro forma effect to such Investment as if it were made at the beginning of our most recently ended four full fiscal quarters for which internal financial statements are available, our Fixed Charge Coverage Ratio for such period would have been at least 3.0 to 1, excluding from such calculation (i) in the case of an Investment in a Restricted Subsidiary or other entity, the Consolidated Cash Flow attributable to such Investment for such period, and (ii) in the case of any Restricted Subsidiary that is being designated as a Permitted Investment pursuant to this clause (9) in accordance with the covenant entitled “Designation of Restricted and Unrestricted Subsidiaries and Certain Permitted Investments,” the Consolidated Cash Flow attributable to such Restricted Subsidiary for such period, in each case as reasonably determined by our Board of Directors;

(b) the rating of the 9 1/8% Notes by each of Moody’s and S&P at the time such Investment is made is equal to or higher than the respective rating of the 9 1/8% Notes by each such rating agency on the date of the 9 1/8% Indenture;

(c) no Default or Event of Default has occurred and is continuing; and

(d) in respect of each Investment made or deemed made pursuant to this clause (9) in excess of $2.0 million, we shall provide notice to the trustee of such Investment by filing with the trustee a certified copy of the board resolution giving effect to such Investment and an officers’ certificate certifying that such Investment complied with the preceding conditions; and

(10) any Guarantee permitted to be incurred under the covenant described under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or any payment pursuant to any such Guarantee.

“Permitted Junior Securities” means:

(1) Equity Interests in us or any Guarantor or any successor to either of the foregoing; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the 9 1/8% Notes and the Subsidiary Guarantees are subordinated to Senior Debt under the 9 1/8% Indenture.

“Permitted Liens” means:

(1) Liens on assets of us and our Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the 9 1/8% Indenture to be incurred;

(2) Liens in favor of us and our Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Restricted Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by us or any Restricted Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens securing reimbursement obligations with respect to letters of credit and surety or performance bonds issued in the ordinary course of business;

(6) Liens existing on the date of the 9 1/8% Indenture;

(7) Liens on Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt; and

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Permitted Refinancing Indebtedness” means any Indebtedness of us or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of us or any of our Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith, including consent fees);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 9 1/8% Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the 9 1/8% Notes, and is subordinated in right of payment to, the 9 1/8% Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of 9 1/8% Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by us, by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by any intermediate Restricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Public Equity Offering” means an offer and sale of our Capital Stock (other than Disqualified Stock) pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of ours).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto.

“Senior Debt” means:

(1) all Indebtedness of us or any Guarantor outstanding under the Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of us or any Guarantor permitted to be incurred under the terms of the 9 1/8% Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated to any Senior Debt or on a parity with or subordinated in right of payment to the 9 1/8% Notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing;

(2) any intercompany Indebtedness of us or any of our Subsidiaries to us or any of our Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the 9 1/8% Indenture; or

(5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to us or any Guarantor.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Unrestricted Subsidiary” means any Subsidiary of ours that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary of ours unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not our Affiliates;

(3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of us or any of our Restricted Subsidiaries; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of us or any of our Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of us or any of our Restricted Subsidiaries.

Any designation of a Subsidiary of us as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the 9 1/8% Indenture and (i) will be deemed to be redesignated as a Restricted Subsidiary and (ii) any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of us as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” we will be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ours of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Upon any such designation as a Restricted Subsidiary, such Subsidiary (unless it is a Restricted Subsidiary designated as a Permitted Investment made under clause (8) or (9) of the definition of “Permitted Investments” in accordance with the applicable provisions of the 9 1/8% Indenture) will become a Guarantor and execute a Subsidiary Guarantee as and to the extent required under “—9 1/8% Senior Subordinated Notes due 2013—Certain Covenants—Additional Subsidiary Guarantees.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in securities issued in book-entry form will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as the DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Central and the trustee do not supervise the depositary in any way.

•	The DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities.”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we elect to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Governing Law

The 9 1/8% Indenture, the 9 1/8% Notes and the guarantees of the 9 1/8% Notes are, and the indentures for the senior and subordinated debt securities and the senior and subordinated debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 80,000,000 shares of common stock, 3,000,000 shares of Class B stock and 1,000,000 shares of preferred stock. At December 31, 2004, there were 19,036,470 shares of common stock, 1,654,462 shares of Class B stock, and 100 shares of Series B preferred stock issued and outstanding. As of December 31, 2004, there were 168 holders of record of our common stock, seven holders of record of our Class B stock and two holders of our Series B preferred stock. No other shares of preferred stock or options to purchase preferred stock are currently outstanding.

The following description of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of our capital stock contained in our amended and restated certificate of incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

Common Stock and Class B Stock

Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the common stock and the Class B stock are identical in all respects, except that (i) the holders of common stock are entitled to one vote per share and the holders of Class B stock are entitled to the lesser of ten votes per share or 49% of the total votes cast, (ii) stock dividends on common stock may be paid only in shares of common stock and stock dividends on Class B stock may be paid only in shares of Class B stock and (iii) shares of Class B stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “Conversion Rights and Restrictions on Transfer of Class B Stock.” Except as described above, issuances of additional shares of Class B stock and modifications of the terms of the Class B stock require the approval of a majority of the holders of the common stock and Class B stock, voting as separate classes. Our amended and restated certificate of incorporation cannot be modified, revised or amended without the affirmative vote of the majority of outstanding shares of common stock and Class B stock, voting separately as a class. Except as described above or as required by law, holders of common stock and Class B stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors.

Each share of common stock and Class B stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available therefor. The common stock and Class B stock share equally, on a share-for-share basis, in any cash dividends declared by our board of directors.

Stockholders have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any preferred stock, all holders of common stock and Class B stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of our company. No common stock or Class B stock is subject to redemption or a sinking fund.

Conversion Rights and Restrictions on Transfer of Class B Stock. The common stock has no conversion rights. However, at the option of the holder, each share of Class B stock is convertible at any time and from time to time into one share of common stock. If at any time the holders of a majority of outstanding shares of Class B stock vote to convert the outstanding shares of Class B stock to common stock, then all outstanding shares of Class B stock shall be deemed automatically converted into shares of common stock.

Our amended and restated certificate of incorporation provides that any holder of shares of Class B stock desiring to transfer such shares to a person other than a Permitted Transferee (as defined below) must present such shares to us for conversion into an equal number of shares of common stock upon such transfer. Thereafter, such shares of common stock may be freely transferred to persons other than Permitted Transferees, subject to applicable securities law.

Shares of Class B stock may not be transferred except generally to family members, certain trusts, heirs and devisees (collectively, “Permitted Transferees”). Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B stock will automatically convert into equal number of shares of common stock. Accordingly, no trading market is expected to develop in the Class B stock and the Class B stock will not be listed or traded on any exchange or in any market.

Effects of Disproportionate Voting Rights. The disproportionate voting rights of the common stock and Class B stock could have an adverse effect on the market price of the common stock. Such disproportionate voting rights may make us a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B stock. Accordingly, such disproportionate voting rights may deprive holders of common stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.

The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Our common stock is listed on the Nasdaq National Market under the symbol “CENT.” The transfer agent and registrar for our common stock is Mellon Investor Services, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104. Their phone number is (800) 356-2017.

Preferred Stock

Under our amended and restated certificate of incorporation, we may issue up to 1,000,000 shares of preferred stock. We currently have 100 shares of our Series B preferred stock outstanding. No other shares of preferred stock or options to purchase preferred stock are currently outstanding.

The Series B preferred stock is entitled to receive dividends when and as declared by the Board of Directors, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends. The Series B preferred stock is convertible into approximately 86,406 shares of our common stock anytime after February 26, 2005. Each share of Series B Preferred Stock is entitled to a liquidation preference equal to the greater of (i) $30,000 per share plus all declared but unpaid dividends on the Series B preferred stock or (ii) such amount per share as would have been payable with respect to such shares of Series B preferred stock had each share of the then outstanding Series B preferred stock been converted to common stock immediately prior to such event whether or not the Series B preferred stock is then so convertible. Except as otherwise required by law, the holders of Series B preferred stock shall not be entitled to vote. The Series B preferred stock is redeemable at the option of the holder starting on February 26, 2005 for a period extending until February 26, 2009 at a price equal to $30,000 per share. The Series B preferred stock is not redeemable at our option.

Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the acquisition of our company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders.

Our bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders or by written consent. Our bylaws also provide that special meetings of stockholders can be called by the board of directors, the chairman of the board, if any, the president or at the request of stockholders holding not less than 10% of the total voting power. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes stated in the notice of such meeting. Our bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

DESCRIPTION OF THE WARRANTS

We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Other than the common stock, the securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

VALIDITY OF THE SECURITIES

The validity of the securities issued hereunder will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Central’s Annual Report on Form 10-K for the year ended September 25, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also inspect, read, and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at:

The Securities and Exchange Commission

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549.

You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, our common stock is listed on the Nasdaq National Market and similar information concerning us can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

You may also obtain information about us at our Internet website at http://www.centralgardenandpet.com. However, the information on our website does not constitute a part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Notwithstanding this statement, however, you may rely on information that has been filed at the time you made your investment decision. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended September 25, 2004;

•	Our Current Reports on Form 8-K filed October 28, 2004, November 11, 2004, and December 15, 2004; and

•	The description of our capital stock in our registration statement on Form 8-A (File No. 000-20242) filed March 31, 1993, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation, attached as an exhibit to our registration statement on Form S-4/A (File No. 333-46437), filed March 18, 1998.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of any offering made hereby.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Central Garden &Pet Company

1340 Treat Blvd.

Walnut Creek, CA 94597

Attention: Investor Relations

Telephone: 1-925-948-4000

You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. All of the amounts shown are estimates except the registration fee.

SEC registration fee	$35,310
Rating agency fees	150,000	*
Legal fees and expenses	125,000	*
Accounting fees and expenses	40,000	*
Financial printers fees and expenses	30,000	*
Trustee fees and expenses	20,000	*
Transfer agent fees and expenses	5,000	*
Miscellaneous expenses	44,690	*

Total	$450,000	*

*	Estimated

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have indemnified each of our directors and officers and, subject to the discretion of the Board of Directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by the DGCL.

We carry directors’ and officers’ liability insurance that covers certain liabilities and expenses of our directors and officers.

Item 16. Exhibits.

Exhibit Number	Exhibit
1.1	Form of Equity Underwriting Agreement.*

1.2	Form of Debt Underwriting Agreement.*

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Registration Statement No. 33-98544).

4.1.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1.1 to Registration Statement No. 333-46437).

4.2	Copy of Registrant’s Bylaws (incorporated by reference from Exhibit 3.2 to Registration Statement No. 33-48070).

4.3	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-48070).

4.4	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*

4.5	Form of Senior Indenture.†

4.6	Form of Subordinated Indenture.†

4.7	Indenture, dated January 30, 2003, between Central Garden & Pet Company, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 9 1/8% Senior Subordinated Note due 2013 (incorporated by reference from Exhibit 4.1 to Registration Statement No. 333-103835).

4.8	Form of Senior Note.*

4.9	Form of Subordinated Note.*

4.10	Form of 9 1/8% Senior Subordinated Note due 2013 (included in Exhibit 4.7).

4.11	Form of Warrant Agreement (together with form of Warrant Certificate).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12 to Annual Report on Form 10-K for the year ended September 25, 2004).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.†

25.1	Statement of Eligibility and Qualification on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture.*

25.2	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.*

25.3	Statement of Eligibility and Qualification on Form T-1 of the Trustee to act as Trustee under the Indenture relating to the 9 1/8% Senior Subordinated Note due 2013.†

*	To be filed by amendment or Form 8-K.
†	Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee “ table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding)is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

CENTRAL GARDEN & PET COMPANY

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	Chairman of the Board	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chief Executive Officer, President and Director (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* John B. Balousek	Director	January 28, 2005

* David N. Chichester	Director	January 28, 2005

* Alfred A. Piergallini	Director	January 28, 2005

* Brooks M. Pennington, III	Director	January 28, 2005

* Bruce A. Westphal	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

FOUR PAWS PRODUCTS LTD.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Allen J. Simon	Chief Executive Officer, President and Director (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* John A. Negovetich	Director	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

GRANT LABORATORIES, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chairman and Chief Executive Officer (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Neil Pincus	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

KAYTEE PRODUCTS, INCORPORATED

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard W. Best, Jr.	President and Director (Principal Executive Officer)	January 28, 2005

* Stacy Gedman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* James Heim	Director	January 28, 2005

* Stuart W. Booth	Director	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

MATTHEWS REDWOOD & NURSERY SUPPLY, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chairman and Chief Executive Officer (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Neil Pincus	Director	January 28, 2005

* Paul Bolt	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

PENNINGTON SEED, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brooks M. Pennington III	Chief Executive Officer, President and Director (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* William E. Brown	Director	January 28, 2005

* W. Dan Pennington	Director	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

PHAETON CORPORATION

By:	/S/ STUART W. BOOTH Stuart W. Booth Vice President-Finance and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* W. Dan Pennington	President, Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2005

* Grady Gill	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Glenn W. Novotny	Director	January 28, 2005

*By:	/S/ STUART W. BOOTH
Stuart W. Booth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

SEEDS WEST, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	President and Director (Principal Executive Officer)	January 28, 2005

* Grady Gill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Ronald Stapp	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

ALL-GLASS AQUARIUM CO., INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2005

* John A. Negovetich	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Gerald R. Ritzow	Director	January 28, 2005

* James Heim	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

OCEANIC SYSTEMS, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2005

* John A. Negovetich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Gerald R. Ritzow	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

T.F.H. PUBLICATIONS, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth Senior Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Glen S. Axelrod	President, Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2005

* Philip C. McCarthy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

/S/ STUART W. BOOTH Stuart W. Booth	Director	January 28, 2005

* Glenn W. Novotny	Director	January 28, 2005

*By:	/S/ STUART W. BOOTH
Stuart W. Booth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

WELLMARK INTERNATIONAL

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chairman and Chief Executive Officer (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President-Finance and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Michael A. Reed	Director	January 28, 2005

* Kay M. Schwichtenberg	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

NORCAL POTTERY PRODUCTS, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Arthur L. Simon	President, Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* Neil Pincus	Director	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

PENNINGTON SEED, INC. OF NEBRASKA

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	President and Director (Principal Executive Officer)	January 28, 2005

* Grady Gill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* W. Dan Pennington	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

GRO TEC, INC.

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GLENN W. NOVOTNY Glenn W. Novotny	President and Director (Principal Executive Officer)	January 28, 2005

* Grady Gill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* W. Dan Pennington	Director	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

NEW ENGLAND POTTERY, LLC

By:	Central Garden & Pet Company, as its sole member and manager

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	Chairman of the Board of the sole member	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chief Executive Officer, President and Director of the sole member (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President and Chief Financial Officer of the sole member (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* John B. Balousek	Director of the sole member	January 28, 2005

* David N. Chichester	Director of the sole member	January 28, 2005

* Alfred A. Piergallini	Director of the sole member	January 28, 2005

* Brooks M. Pennington, III	Director of the sole member	January 28, 2005

* Bruce A. Westphal	Director of the sole member	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 28, 2005.

CGP ACQUISITION I, LLC

By:	Central Garden & Pet Company, as its sole member and manager

By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	Chairman of the Board of the sole member	January 28, 2005

/S/ GLENN W. NOVOTNY Glenn W. Novotny	Chief Executive Officer, President and Director of the sole member (Principal Executive Officer)	January 28, 2005

* Stuart W. Booth	Vice President and Chief Financial Officer of the sole member (Principal Financial Officer and Principal Accounting Officer)	January 28, 2005

* John B. Balousek	Director of the sole member	January 28, 2005

* David N. Chichester	Director of the sole member	January 28, 2005

* Alfred A. Piergallini	Director of the sole member	January 28, 2005

* Brooks M. Pennington, III	Director of the sole member	January 28, 2005

* Bruce A. Westphal	Director of the sole member	January 28, 2005

*By:	/S/ GLENN W. NOVOTNY
Glenn W. Novotny Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Equity Underwriting Agreement.*

1.2	Form of Debt Underwriting Agreement.*

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Registration Statement No. 33-98544).

4.1.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1.1 to Registration Statement No. 333-46437).

4.2	Copy of Registrant’s Bylaws (incorporated by reference from Exhibit 3.2 to Registration Statement No. 33-48070).

4.3	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-48070).

4.4	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*

4.5	Form of Senior Indenture.†

4.6	Form of Subordinated Indenture.†

4.7	Indenture, dated January 30, 2003, between Central Garden & Pet Company, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 9 1/8% Senior Subordinated Note due 2013 (incorporated by reference from Exhibit 4.1 to Registration Statement No. 333-103835).

4.8	Form of Senior Note.*

4.9	Form of Subordinated Note.*

4.10	Form of 9 1/8% Senior Subordinated Note due 2013 (included in Exhibit 4.7).

4.11	Form of Warrant Agreement (together with form of Warrant Certificate).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12 to Annual Report on Form 10-K for the year ended September 25, 2004).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.†

25.1	Statement of Eligibility and Qualification on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture.*

25.2	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.*

25.3	Statement of Eligibility and Qualification on Form T-1 of the Trustee to act as Trustee under the Indenture relating to the 9 1/8% Senior Subordinated Note due 2013.†

*	To be filed by amendment or Form 8-K.
†	Previously filed.